Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34488, 333-67371, 333-76724, 333-79385, 333-96919 and
333-100322) and on Form S-8 (File Nos. 333-39674, 333-39676, 333-39678 and
333-103527) of Headwaters Incorporated of our report dated October 31, 2003 with respect to the consolidated financial statements of Headwaters Incorporated included in this Annual Report (Form 10-K) for the year ended September 30, 2003.

/s/ Ernst & Young LLP

Salt Lake City, Utah
December 1, 2003